EXHIBIT 99.1 - PRESS RELEASE

                       DIOMED EXPANDS DISTRIBUTION NETWORK
             Executes Sales and Marketing Agreement with Med1Online

ANDOVER, MA, June 30, 2005 --- Diomed Holdings, Inc. (AMEX: DIO - News), a leading developer and marketer of minimally invasive medical technologies, including its patented EndoVenous Laser Treatment (EVLT(R)) for varicose veins, today announced, that it has entered into an exclusive distribution agreement with Colorado-based Med1 Online, Inc., one of the leading online distributors of capital medical equipment in the United States.

"We believe that Diomed's strategic agreement with Med1Online will expand our market reach and help us accelerate revenue growth for EVLT(R)," stated James A. Wylie, President and Chief Executive Officer of Diomed Holdings, Inc. "The execution of this distribution agreement creates a powerful combination of Diomed's patented technology and Med1Online's novel distribution approach to bring EVLT(R) to currently underserved market segments."

Under the terms of the three-year renewable distribution agreement, Med1Online acquired exclusive distribution rights to market Diomed's EVLT(R) product line to the OB/GYN and plastic surgery physician market segments, providing a superior adjunct technology to Toshiba America Medical Systems' Nemio ultrasound product, recently secured by Med1Online in a similar distribution agreement.

"We are very pleased to be partnering with Diomed to expand this exciting technology," stated Scott Carson, President of Med1Online. "This product partnership further strengthens our position in the OB/GYN and plastic surgery markets while offering one-stop shopping for all of our customers' vascular product needs. Collaboration with market leaders in a specific segment is critical to driving rapid growth in that market. Diomed's clear leadership position in the endovenous laser treatment of varicose veins should only accelerate, with their operational focus on EVLT(R) and their solid intellectual property position."

"This is the first in a planned series of new sales and marketing initiatives by Diomed," added Mr. Wylie. "Med1Online will have an immediate positive impact on the business and we expect them to be a significant contributor to our future growth."

About Diomed

Diomed develops and commercializes minimally invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed focuses on EndoVenous Laser Treatment (EVLT(R)) for use in varicose vein treatments, photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT(R) procedure and the Company's related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for EVLT(R), the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company's website, www.evlt.com. EVLT(R) is a registered trademark of Diomed, Inc., Andover, MA.

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Safe Harbor  statements under the Private  Securities  Litigation  Reform Act of
1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with trends in the products markets, reliance on third party distributors in various countries outside the United States, reoccurring orders under OEM contracts, market acceptance risks, technical development risks and other risk factors. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential,"
"expects,"   "anticipates,"   "intends,"   "plans,"   "believes"   and   similar
expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our Annual Report on Form SEC 10-KSB (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" on pages 22 through 37 of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.

For more information contact:

Diomed Holdings, Inc.
Christopher J. Geberth
Vice President Finance
877-434-6633 or 978-824-1816
investor-relations@diomedinc.com

or

Investor Relations:
Cameron Associates
Al Palombo, 212-554-5488
al@cameronassoc.com